SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[X]  Preliminary proxy statement
[ ]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                            K-TEL INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                            K-TEL INTERNATIONAL, INC.


                            2605 FERNBROOK LANE NORTH
                          MINNEAPOLIS, MINNESOTA 55447



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To our shareholders:

         The Annual Meeting of shareholders of K-tel International, Inc. will be held on February 16, 1999, 10:00 a.m., central time in the Company's executive offices located at 2605 Fernbrook Lane North in Minneapolis, Minnesota for the following purposes:

         (1)      To elect directors.

         (2) To approve the appointment of Arthur Andersen LLP as independent accountants

         (3) To act upon any other business that may properly come before the meeting.

         Only shareholders of record at the close of business on December 11, 1998 will be entitled to vote at the meeting or any adjournment thereof.

         You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please read the attached Proxy Statement and complete, sign, date and return your Proxy in the reply envelope provided as soon as possible.

                                         By Order of the Board of Directors



                                         /s/ Corey Fischer
                                         ----------------------------------

                                         Corey Fischer
                                         Secretary


Approximate Date of Mailing Proxy Material:
January 8, 1999

                            K-TEL INTERNATIONAL, INC.

                            ------------------------

                                 Proxy Statement

                         Annual Meeting of Shareholders

                                  to be held on

                                February 16, 1999

                            ------------------------


         The Board of Directors of K-tel International, Inc. (the "Company") solicits the enclosed Proxy for the Annual Meeting of Shareholders to be held at the Company's executive offices located at 2605 Fernbrook Lane North in Minneapolis, Minnesota on February 16, 1999 at 10:00 a.m., Central Time, and any adjournment thereof. Shares represented by proxies in the form solicited will be voted. Proxies may be revoked at any time before being exercised by filing with the Company's Secretary a proxy dated at a later time or a written revocation dated after the date of the proxy.


                      OUTSTANDING SHARES AND VOTING RIGHTS

         Only shareholders of record at the close of business on December 11, 1998 will be entitled to vote at the meeting or any adjournment thereof. As of September 30, 1998, the Company had outstanding 8,335,668 shares of Common Stock. Each share of common stock has one vote.


                               SECURITY OWNERSHIP

         The following table sets forth, as of September 30, 1998, all persons known by the Company to be the owner, of record or beneficially, of as much as approximately five percent of the outstanding common stock of the Company, and such ownership by all officers and directors as a group.

                                     Number of Common Shares       Percent of
Name and Address                       Owned Beneficially             Class
----------------                       ------------------          ----------

Philip Kives                              4,037,230(1)                42.3%
220 Saulteaux Crescent
Winnipeg, Manitoba R3J 3W3
Canada

All officers and directors                4,133,430(1,2)              43.3%
as a group (persons)

-------------------------

(FOOTNOTES ON FOLLOWING PAGE.)

(1) Includes 631,000 shares subject to stock options exercisable by Mr. Kives at $2.00 and $3.06 per share.

(2) Includes 96,200 shares with respect to which the officers and directors have rights to acquire beneficial ownership through the exercise of stock options at $3.06 and $6.00 per share.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and any person who owns more than 10% of the Company's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Specific due dates have been established by the SEC for the filing of these reports and the Company is required to disclose in this Proxy Statement any failure to file the reports by these dates. Based upon the copies of the Section 16(a) reports that the Company received from such persons for their 1998 fiscal year transactions, the Company believes that there has been compliance with all Section 16(a) filing requirements applicable to such directors, executive officers and beneficial owners of 10% or more of the Company's outstanding common stock except a Form 4 report for a March 1998 sale by Mr. David Weiner on 7,000 shares, which was filed two business days late.


                      EXECUTIVE OFFICERS OF THE REGISTRANT

The following table sets forth certain information with respect to the executive officers of the Company.

Name of Officer                 Age         Positions and Offices Held
---------------                 ---         --------------------------

Philip Kives                    69          Chairman of the Board,
                                            Chief Executive Officer

Lawrence Kieves                 50          President

Jeffrey Koblick                 51          Executive Vice President,
                                            Purchasing and Operations

Corey Fischer                   41          Secretary, Vice President - Finance,
                                            Chief Financial Officer/Treasurer


Messrs. Kives and Koblick have held various offices and/or managerial positions with the Company for more than the past five years. Mr. Kives was re-appointed Chief Executive Officer of the Company on October 16, 1995. In October 1997, Mr. Fischer was elected as Vice President-Finance, Chief Financial Officer/Treasurer of K-tel International, Inc. and in April 1998 was appointed Secretary of the Company.

In October 1998 Lawrence Kieves was appointed to the position of President of K-tel International, Inc. Prior to joining the Company Mr. Kieves was Managing Director of EWK Associates, a private company engaged in real-estate development.

                               PROPOSAL NUMBER ONE

                              ELECTION OF DIRECTORS

            Three (3) directors are to be elected at the meeting, each for a term of one year or until his successor is elected and qualified. All the persons listed below are now serving as directors of the Company except for Mr. Lawrence Kieves. The Board of Directors proposes for election all of the nominees listed below:

                                                                                Common Shares       Percent
  Name and Age              Principal Occupation during          Director    Beneficially Owned     of Class
   of Nominee                   The past five years.              Since      As of September 30,
                                                                                    1999
-----------------      ---------------------------------------  ----------  ---------------------  ----------
Philip Kives           Founder of the Company;                     1968           4,037,230         42.3%(1)
(69)                   Chairman of the Board of the Company,
                       Chief Executive Officer

Lawrence Kieves   (2)  President                                   ----              ----            ----
(50)

Garry Kieves      (3)  Founder and President-Anagram               1996              ----            ----
(50)                   International, Inc.

(1) Includes shares pursuant to options of which Mr. Kives has 631,000, which are exercisable on September 30, 1998 or within sixty (60) days thereafter.

(2)      Lawrence Kieves is the first cousin, once removed, of Philip Kives.

(3)      Garry Kieves is the nephew of Philip Kives.

         Philip Kives founded the Company in 1968 and has served as its Chairman of the Board since the Company's inception. In addition, Mr. Kives was re-appointed the Chief Executive Officer on October 16, 1996.

         Lawrence Kieves joined the Company as President in October of 1998 with extensive experience in the entertainment industry and in public service. Most recently he served as Managing Director of EWK Associates, a private company engaged in real-estate development and from 1995 to 1997 he served as President of Network Event Theater, a public company operating large screen broadcast theaters on numerous college campuses. From 1993 to 1995, Mr. Kieves served as Chief Operating Officer of RKO Warner Video. Prior to that, Mr. Kieves held senior management positions in companies involved in the marketing, distribution and wholesale and retail sales of videocassettes. During the 1970's and 1980's, Mr. Kieves was involved in local and national government, most notably serving as Commissioner of the City of New York's Office of Economic Development from 1982 to 1986 and as director of the U.S. Treasury Department's Office of New York finance, overseeing the program authorizing $2.3 billion of Federally guaranteed New York City debt.

         Garry Kieves is the founder and President of Anagram International, Inc., a manufacturer and distributor of metallic (mylar) balloons. Mr. Kieves founded Anagram in Belgium in 1976 and moved manufacturing to the United States in 1980. Anagram has become the world's largest manufacturer of metallic (mylar) balloons with its corporate headquarters and manufacturing plant located in Eden Prairie, Minnesota. From its Minnesota facility, the Company markets its products in over 80 countries around the world. To support its worldwide marketing effort, sales offices and distribution facilities are located in London, Frankfurt, Madrid, Paris, Tokyo, Mexico City, Sydney, and Toronto.

         During fiscal 1998 the Company's Board of Directors took action by way of Unanimous Actions in writing and did not hold any meetings.

         The Audit Committee consists of Messrs., Garry Kieves and Louis Scheimer. The principal functions of the Audit Committee are to (i) recommend to the Board of Directors the independent public accountants to act as the Company's independent auditors; (ii) discuss with representatives of management and the independent auditors the scope and procedures used in auditing the records of the Company; and (iii) review the financial statements of the Company. The Audit Committee held no meeting in fiscal 1998.

         The Compensation Committee consists of Messrs. Philip Kives, Garry Kieves and Louis Scheimer. The principal functions of the Compensation Committee are to review and recommend compensation for executive personnel and to administer the Company's stock option and other compensation plans. The Compensation Committee held no meeting in fiscal 1998.

         The Stock Option Committee consists of Messrs. Garry Kieves and Louis Scheimer and administers the Company's 1997 Stock Option Plan, including making grants and determining vesting of options. The Stock Option Committee held no meetings in fiscal 1998 but took action by way of Unanimous Actions in writing.

         The two outside directors, Garry Kieves and Louis Scheimer, served without compensation during fiscal 1998. Compensation for outside directors of the Company, in the future, may be made in the form of cash or stock option grants.

         Mr. Louis Scheimer will not be standing for re-election as a director to the board for fiscal 1999.

         All shares represented by proxies will be voted for the election of the foregoing nominees who have indicated a willingness to serve, if elected unless otherwise provided on the proxy. If any such nominee should withdraw or otherwise become unavailable for reasons not presently known, the Board of Directors may designate substitute nominees, in which event the shares represented by proxy cards returned to the Company will be voted for such substitute nominees unless an instruction to the contrary is indicated on the proxy card.

                        REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee establishes the general compensation policies of the Company and specific compensation for each executive officer of the Company. The Compensation Committee attempts to make the compensation packages of the executive officers of the Company sufficient to attract and retain persons of exceptional quality while at the same time including effective incentives to motivate Company executives to perform as necessary to continue the success and growth of the Company. The Stock Option Committee administers grants of stock options under the Company's 1997 Stock Option Plan (the "1997 Option Plan") which was adopted by the Board of Directors in February, 1997.

Management Incentive Plan

         The Company has a management incentive plan under which management, including executive officers, and other key employees may be awarded annual bonuses based upon the achievement of financial goals and objectives and an assessment of personal performance during the year. Approximately 25 employees currently participate in the plan. Payments made to the executive officers under the management incentive plan are included in the Cash Compensation Table. Pursuant to the plan, there were no bonuses during fiscal 1998. Pursuant to the plan, Mr. Koblick received bonuses totaling $30,000 for fiscal 1997 and no bonus was earned by Mr. Koblick for fiscal 1996.

Retirement Plan

         Retirement benefits for full-time U.S. based employees of the Company are provided under a retirement savings plan qualified under Section 401(k) of the Internal Revenue Code. Participants may elect to contribute, through salary reductions, up to 20% of their salary to the retirement plan up to a maximum of $9,500 per year, and the Company may make matching contributions up to 50% of the first 6% of the participants contributions. Employee contributions vest immediately; employer contributions vest 50% after one year of service and 100% after two years. Distributions upon death or termination of employment are subject to certain restrictions in order that federal income tax regulations be complied with and the amounts vested remain on a tax deferred basis until retirement. Amounts contributed by the Company as matching contributions for the executive officers under the 401(k) plan are included in the Cash Compensation Table. The Company made matching contributions of $7,410 in fiscal 1998 for the executive officers named in the Compensation Table.

Stock Options

         In February, 1997, the Board of Directors adopted the K-tel International, Inc. 1997 Stock Incentive Plan (the "1997 Option Plan") for officers and other key employees of the Company. The shareholders approved the plan on February 4, 1998. The stock incentives may take the form of incentive stock options, nonqualified stock appreciation rights and/or restricted stock. A total of 600,000 shares of the Company's common stock were reserved for issuance upon exercise of the options. The Board of Directors has sole authority to determine the employees to whom options and awards are granted, the duration of the exercise period and any other matters arising under the plan. The Stock Option Committee administers the 1997 Option Plan, including determination of option grants. The Board of Directors has, from time to time, granted options outside of these option plans.

         As of September 30, 1998 there were 259,450 outstanding incentive stock options granted under the option plan with 160,800 options exercisable and 249,900 nonqualified stock options outstanding with 141,400 options exercisable. As of September 30, 1998 there were 292,050 options available to be granted under the plan.

         In October 1998, the Board of Directors granted Mr. Kives a non-qualified stock option on 231,000 shares at an exercise price of $3.063 per share for his years of service as Chairman of the Board of Directors and Chief Executive Officer. The options vested 100% on the date of the grant.

Chief Executive Officer Compensation

         Mr. Kives was re-appointed as Chief Executive Officer October 16, 1995. For fiscal 1998, Mr. Kives did not receive any cash compensation for his services to the Company, but received an option on 231,000 shares of stock. The option was granted to Mr. Kives by action of the Board of Directors in recognition of his prior services and because he served as Chief Executive Officer without cash compensation during fiscal 1998.

        Philip Kives             Garry Kieves             Louis Scheimer
   Compensation Committee   Compensation Committee    Compensation Committee
                            Stock Option Committee    Stock Option Committee


                           SUMMARY COMPENSATION TABLE

         The following Summary Compensation Table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and each of the other highest paid executive officers of the Company for services in all capacities to the Company and its subsidiaries during the year ended June 30, 1998.

                                                                   Long Term
                                     Annual Compensation         Compensation
Name and                             -------------------            Awards         All Other
Principal Position(s)           Year    Salary         Bonus        Options     Compensation(1)
-------------------------       ----   ---------     ---------   ------------   ---------------
Philip Kives                    1998   $   -----     $   -----     231,000         $   -----
Chief Executive Officer         1997   $   -----     $   -----     400,000         $   -----
                                1996   $   -----     $   -----      -----          $   -----

David Weiner              (2)   1998   $ 220,699     $   -----      -----          $   6,058
President                       1997   $ 173,979     $  85,920     400,000         $   2,495
                                1996   $ 146,250     $   -----      -----          $     495

Jeffrey Koblick                 1998   $ 207,231     $   -----      56,500         $   4,987
Executive Vice President        1997   $ 199,312     $  30,000      -----          $   3,894
Purchasing & Operations         1996   $ 195,000     $   -----      -----          $   1,210

Corey Fischer                   1998   $ 135,154     $   -----      52,500         $   2,423
Chief Financial Officer,        1997   $   -----     $   -----      -----          $   -----
Vice President-Finance          1996   $   -----     $   -----      -----          $   -----
And Treasurer


(1) Other compensation for the 1998, 1997 and 1996 fiscal years consists of the Company contributions under the 401(k) plan.

(2)  Mr. Weiner resigned as President of the Company on September 4, 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth, as to each executive officer named in the Summary Compensation Table, certain information with respect to stock options granted during the fiscal year ended June 30, 1998.

                                                                             Potential Realizable Value at
                                                                                Assumed Annual Rates of
                                                                             Stock Price Appreciation for
                              Individual Grants                                       Option Term
---------------------------------------------------------------------------  -----------------------------
                                 Percent of
                                Total Options
                                 Granted to
                    Options     Employees in       Exercise      Expiration
Name                Granted      Fiscal Year     Price ($/sh)       Date           5%              10%
---------------------------------------------------------------------------  -----------------------------
Philip Kives       231,000         24.03%          $ 3.063        Oct/2007    $   444,976     $ 1,127,657

David Weiner(1)      6,000           .62%          $ 3.063        Oct/2007    $    11,558     $    29,290
                   140,000         14.57%          $14.344        Apr/2008    $ 1,262,569     $ 3,199,597

Jeffrey Koblick     34,000          3.54%          $ 3.063        Oct/2007    $    65,494     $   165,976
                    22,500          2.34%          $  6.00        Apr/2008    $    84,901     $   215,155

Corey Fischer       30,000          3.12%          $ 3.063        Oct/2007    $    57,789     $   146,449
                    22,500          2.34%          $  6.00        Apr/2008    $    84,901     $   215,155

(1) Mr. Weiner resigned as President on September 4, 1998, his remaining stock options have expired.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth, as to each executive officer named in the Summary Compensation Table, certain information with respect to stock options exercised during the last fiscal year and unexercised options held as of June 30, 1998.

                                                        Number of Unexercised          Value of Unexercised
                                                          Options at Fiscal          In-the-Money Options at
                                                             Year End(#)               Fiscal Year End(1,2)
                                                     ---------------------------   ---------------------------
                     Shares Acquired     Value
Name                   on Exercise     Realized(1)   Exercisable   Unexercisable   Exercisable   Unexercisable
------------------   ---------------   -----------   ---------------------------   ---------------------------
Philip Kives                   0       $     ----      631,000              0      $7,602,510     $     ----

David Weiner             400,000       $7,068,500        1,200        140,000      $   13,653     $   68,262

Jeffrey Koblick          111,800       $1,852,968       27,200         22,500      $  309,386     $  189,844

Corey Fischer              6,000       $  178,497       24,000         22,500      $  272,988     $  189,844


(1)  Market value of underlying securities at year-end minus the exercise price.
(2) Mr. Weiner resigned as President on September 4, 1998, his remaining stock options have expired.

Certain Transactions

         During fiscal 1998, the Company purchased $334,000 of consumer convenience product from K-5 Leisure Products, Inc., an affiliate controlled by the Company's Chairman of the Board and Chief Executive Officer. The purchase prices for these products were at prices comparable to transactions with a third party. There was an outstanding payable amount of $9,000 at June 30, 1998.

         The Company sold approximately $39,000 of consumer convenience product in fiscal 1998 to K-5 Leisure Products, Inc. an affiliate controlled by the Company's Chairman of the Board and Chief Executive Officer. The prices for these products were comparable to prices in transactions with third parties. There was an outstanding receivable balance of $4,000 owed to the Company at June 30, 1998.

         Payments totaling $150,000 were made during the fiscal year ended June 30, 1998 to a company owned by Mr. Louis Scheimer, a director, for services relating to the production of certain home video products. In addition, reimbursements of $56,000 were made to this company during the fiscal year ended June 30, 1998 for office and other expenses.


                         COMPANY STOCK PRICE PERFORMANCE

The following Stock Price Performance Graph compares the cumulative total return
* of the Company, the S&P 500 Stock Index and peer group Companies (Navarre Corporation, Platinum Entertainment, CDNow and N2K, similar music distribution companies and online music retailers) for a six year period. The Companies listed in prior year peer group are no longer listed on NASDAQ.


                           *COMPARISON OF CUMULATIVE

                              [PLOT POINTS GRAPH]

                      1993      1994      1995      1996      1997      1998
                      ----      ----      ----      ----      ----      ----

K-TEL INTERNATI     $100.00   $ 56.71   $ 43.27   $ 48.50   $ 91.02   $344.75
S & P 500           $100.00   $101.82   $128.36   $161.73   $217.85   $283.56
PEER GROUP          $100.00   $ 66.68   $142.25   $344.05   $113.35   $102.01

   *TOTAL RETURN BASED ON $100 INITIAL INVESTMENT & REINVESTMENT OF DIVIDENDS



*Cumulative total return assumes quarterly reinvestment of dividends.

                               PROPOSAL NUMBER TWO
                         Independent Public Accountants

         Arthur Andersen & Co., independent public accountants for the Company for fiscal 1998, have been selected by the Board of Directors for fiscal 1999. A representative of Arthur Andersen LLP is expected to be present at the 1998 Annual meeting and will have an opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

         The Board of Directors recommends that shareholders vote "FOR" Arthur Andersen LLP as independent public accountants. The affirmative vote of a majority of the shares voting at the meeting is required for approval.

         All shares represented by proxies will be voted for the appointment of the foregoing unless otherwise provided on the proxy.


                             ADDITIONAL INFORMATION

General

         As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred herein. If any other matters properly come before the meeting calling for a vote of shareholders, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the individual voting the proxies.

         Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited principally by mail. In addition, directors, officers and regular employees of the Company may solicit proxies personally by telephone or by special letter. The Company may reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of stock of the Company.

         The Company's Annual Report for the year ended June 30, 1998 accompanies this proxy statement.


Shareholder Proposal

         Any shareholders proposals for the Company's 1999 annual meeting must be received by the Company's Secretary by September 15, 1999 in order to be included in the proxy statement. The proposals must comply with all applicable statutes and regulations.


                                         By Order of the Board of Directors


                                         /s/ Corey Fischer
                                         ----------------------------------

                                         Corey Fischer
                                         Secretary


Minneapolis, Minnesota
January 8, 1999

                            K-TEL INTERNATIONAL, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Philip Kives and Lawrence Kieves, or either of them, as proxies, each with full power of substitution, to represent and to vote, as designated below, all of the undersigned's shares of common stock of K-tel International, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held on February 16, 1999 at 10:00 a.m. and at any adjournment thereof.

1.  Election of Directors:    For all nominees listed below
                              (except as marked on the contrary below)  [ ]

                              WITHHOLD AUTHORITY to vote for
                              all nominees listed below                 [ ]

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW.)

Nominees: Philip Kives, Lawrence Kieves, Garry Kieves,

2. To approve the appointment of Arthur Andersen LLP as independent accountants:

            FOR [ ]              AGAINST [ ]              ABSTAIN [ ]

--------------------------------------------------------------------------------
                  (Continued and to be signed on reverse side)

3. In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.

Please sign exactly as your name or names appear below. If a partnership, sign in Partnership name by authorized person. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian give your full title as such. If a corporation, sign the full corporate name by a duly authorized officer.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                                        Date ___________________________________

                                        Signature(s):

                                        ________________________________________

                                        ________________________________________